UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 16, 2013, Cytomedix, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders Meeting at its executive offices in Gaithersburg, Maryland. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting:

Proposal 1 (Election of Directors) - The shareholders elected Richard S. Kent, Lyle Hohnke, Martin P. Rosendale, David E. Jorden, Mark T. McLoughlin, C. Eric Winzer, Stephen N. Keith and Joseph Del Guercio as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below (with 32,121,137 broker non-votes on this Proposal):

Nominee	Votes for	Votes Withheld

Mark T. McLoughlin	40,944,366	1,310,096
C. Eric Winzer	40,957,359	1,297,103
Stephen N. Keith	40,943,366	1,311,096
Joseph Del Guercio	40,944,791	1,309,671
Richard S. Kent	40,944,366	1,310,096
Lyle Hohnke	40,783,405	1,471,057
Martin P. Rosendale	40,242,907	2,011,555
David E. Jorden	38,611,089	3,643,373

Proposal 2 (Ratification of Auditors) – The shareholders voted to ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013 with 74,222,968 shares voting for and 91,414 shares voting against (61,217 shares abstaining).

Proposal 3 (Approval of the 2013 Equity Incentive Plan) – The shareholders voted to approve the Cytomedix, Inc. 2013 Equity Incentive Plan with 34,206,226 shares voting for and 7,926,173 shares voting against (with 122,063 shares abstaining and 32,121,137 broker non-votes on this matter).

Proposal 4 (Say-on-Pay Proposal) – The Company’s shareholders approved on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement, with 35,751,713 shares voting for and 6,378,170 shares voting against (124,579 shares abstaining).

Proposal 5 (Say-on-Frequency Proposal) – Finally, the Company’s shareholders approved on an advisory, non-binding basis, the following frequency of future “say-on-pay” votes, by the vote as follows: shares voted for 1 year, 2 years and 3 years were 6,978,998, 3,070,443 and 31,933,615, respectively, with 271,406 votes abstaining on this matter.

The Company has determined, in light of and consistent with the advisory vote of the Company’s shareholders as to the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers, to include a shareholder advisory vote on the compensation of the Company’s named executive officers in its annual meeting proxy materials once every three years until the next advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

	By:	/s/ Martin P. Rosendale
Date: December 20, 2013		Martin P. Rosendale, Chief Executive Officer